Exhibit 23.5

            Consent of Independent Accountants

We hereby consent to the incorporation by reference in
the Prospectus constituting part of this Registration
Statement on Form S-3 of our report dated September 28,
1993, except as to Note 12 which is as of December 3,
1993, relating to the consolidated financial statements
of Spinnaker Software Corporation, appearing on page 32
of SoftKey International Inc.'s Annual Report on Form 10-
K for the year ended January 6, 1996.   We also consent
to the references to us under the heading "Experts" in such Prospectus.

/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Boston, Massachusetts
May 6, 1996